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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Adolph Coors Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
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MOLSON AND COORS SET SHAREHOLDER VOTE FOR JANUARY 19, 2005

Definitive Proxy for Proposed Merger Filed with SEC

        MONTREAL and GOLDEN, Colo., December 10, 2004—Molson Inc. (TSX: MOL.A, MOL.B) and Adolph Coors Company (NYSE: RKY) today announced that the U.S. Securities and Exchange Commission has completed its review of the joint proxy statement and management information circular in connection with their proposed merger. The definitive joint proxy statement and management information circular will be mailed to both companies' shareholders beginning early the week of December 13, 2004. In addition, Molson has confirmed that the Québec Superior Court has granted an interim order approving the holding of special meetings for Molson shareholders and Molson optionholders.

        Each company will hold a special meeting of its shareholders on January 19, 2005 to vote on the companies' proposed merger. Molson and Coors shareholders of record at the close of business on November 22, 2004 will be entitled to vote on the proposal. The special meeting of Molson shareholders will be held at the Fairmont Queen Elizabeth Hotel, 900 René-Lévesque Boulevard West, Montréal, Québec, at 9:00 a.m., Eastern Time. The special meeting of Coors shareholders will be held at Coors Brewing Company in the Sixth Floor Auditorium in the Brewery Complex, 12th and Ford Streets, Golden, Colorado, at 9:00 a.m., Mountain Time.

        Molson optionholders will vote exclusively on the conversion of their options to Molson Coors options. This meeting will be held in Molson offices in Montreal on January 18, 2005.

        Assuming Molson and Coors shareholders approve the merger transaction, final court approval will be required and sought from the Québec Superior Court on January 21, 2005. The closing date is expected to be on January 28, 2005.

About Molson Inc.

        Molson is Canada's largest brewer and one of the world's leading brewers of quality beer with operations in Canada, Brazil and the United States. A global brewer with CAN$3.5 billion in gross annual sales, Molson traces its roots back to 1786, making it North America's oldest beer company. Committed to brewing excellence, Molson produces an award-winning portfolio of beers including Molson Canadian, Molson Export, Molson Dry, Rickard's, A Marca Bavaria, Kaiser and Bavaria. For more information on Molson Inc., please visit the company's website at http://www.molson.com/.

About Adolph Coors Company

        Founded in 1873, Adolph Coors Company is the world's eighth-largest brewer, with US$5.4 billion in annual gross sales. Its principal subsidiary is Coors Brewing Company, the third-largest brewer in the U.S., with a beverage portfolio that includes Coors Light, Coors, Aspen Edge, Killian's, Zima XXX and the Keystone family of brands. The company's operating unit in the United Kingdom, Coors Brewers Limited, is the U.K.'s second-largest brewer, with brands that include Carling—the best-selling beer in the U.K.—Grolsch, Worthington's, Reef and the recently launched Coors Fine Light Beer. For more information on Adolph Coors Company, please visit the company's website at http://www.coors.com/.

Contacts

Contacts
For Molson Inc.:	For Coors:
Investors Danielle Dagenais 514-599-5392	Investors Dave Dunnewald 303-279-6565
Kevin Caulfield 303-277-6894
Media Sylvia Morin 514-590-6345	Media Laura Sankey 303-277-5035

        This press release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as "would," "may," "will," "expects" or "expected to" and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Adolph Coors Company and Molson Inc. (together the "Companies"). There is no assurance the transaction contemplated in this release will be completed at all, or completed upon the same terms and conditions described. All forward-looking statements in this press release are expressly qualified by information contained in each company's filings with regulatory authorities. The Companies do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

        Certain factors that could cause Coors' and Molson's results to differ materially from those described in the forward-looking statements can be found in the definitive proxy statement and the periodic reports filed by Coors with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). Neither Coors nor Molson undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

        Coors has filed a definitive joint proxy statement/management information circular regarding the proposed transaction with the Securities and Exchange Commission. Stockholders are urged to read the definitive joint proxy statement/management information circular when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/management information circular, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement/management information circular and the filings with the Securities and Exchange Commission that will be incorporated by reference in the definitive joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Investor Relations, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors's and Molson's directors and executive officers, and a description of their direct and indirect interests, by security holdings or otherwise, is available in the definitive joint proxy statement/management information circular filed with the Securities and Exchange Commission.

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MOLSON AND COORS SET SHAREHOLDER VOTE FOR JANUARY 19, 2005